Exhibit 99.1

Contact:	Curt Queyrouze President & CEO (360) 457-0461

First Northwest Bancorp and First Fed Announce the Retirement of Norman Tonina, Jr. from Boards of Directors

PORT ANGELES, Wash., December 10, 2025 (GLOBE NEWSWIRE) -- First Fed Bank and its holding company, First Northwest Bancorp (NASDAQ: FNWB) (collectively the “Company”), announced the retirement of Norman J. Tonina, Jr. from the Company’s Boards of Directors, effective at the regular Board meetings on December 9, 2025.

“Norm’s commitment and contribution to the Company and Boards for the last 12 years cannot be understated. His leadership and dedication were critical to our most recent executive search and recruitment process. We are grateful his many years of service and wish him all the best in his retirement,” said Cindy Finnie, Board Chair of FNWB and First Fed.

Mr. Tonina joined the First Fed Board in 2012 and was an inaugural member of the FNWB Board starting in 2015. He served as Chair of the Nominating and Corporate Governance Committee for both Boards during his tenure on the Boards. “One of the highlights of my time on the Board was leading the rigorous recruiting process that culminated in the hiring of Curt Queyrouze as CEO. Curt brings deep experience and strong leadership to guide the Bank forward, and I couldn’t be more thrilled. The Board’s thoughtful succession planning also enabled the appointment of experienced board members to succeed me on the First Fed Bank and FNWB Boards and lead the organization into the future. It has been an honor to serve alongside the Bank’s leaders, employees, and fellow board members over the past 12 years, making a meaningful difference in the communities and for the customers that First Fed Bank serves.”

Mr. Tonina began his career as a finance manager, rising to become Senior Director of Finance for Microsoft’s Platforms and Applications business. In 1999, he transitioned to Human Resources at Microsoft, where he directed strategic global Human Resources initiatives in the areas of culture, leadership, and talent. He is an active non-profit board member and currently serves as President of the First Fed Foundation and has served as an adjunct faculty member in Seattle Pacific University’s graduate program in Industrial and Organizational Psychology. Mr. Tonina earned his BA in Business Administration from Northeastern University, a certificate in Human Resources from the University of Michigan, and a Master’s in Organizational Psychology from Antioch University.

The Boards, through the Nominating and Corporate Governance Committee, are continually engaged in succession planning and director recruitment efforts. The Committee will determine whether adding a new Board member is in the best interest of the Company at this time.

About the Company

First Northwest Bancorp (Nasdaq: FNWB) is a financial holding company engaged in investment activities including the business of its subsidiary, First Fed Bank. First Fed is a Pacific Northwest-based financial institution which has served its customers and communities since 1923. Currently First Fed has 17 locations in Washington state including 12 full-service branches. First Fed’s business and operating strategy is focused on building sustainable earnings by delivering a full array of financial products and services for individuals, small businesses, non-profit organizations and commercial customers. First Northwest has also strategically invested in partnerships focused on developing modern financial solutions and a boutique investment banking/accelerator firm. These investments underscore the Company’s commitment to innovation and growth in the financial services sector. First Northwest Bancorp was incorporated in 2012 and completed its initial public offering in 2015 under the ticker symbol FNWB. The Company is headquartered in Port Angeles, Washington.

Forward-Looking Statements

Certain matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, expectations of the business environment in which we operate, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding our mission and vision. These forward-looking statements are based upon current management expectations and may, therefore, involve risks and uncertainties. Our actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety or range of factors including, but not limited to: increased competitive pressures; changes in the interest rate environment; the credit risks of lending activities; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; and other factors described in the Company’s latest Annual Report on Form 10-K and other filings with the Securities and Exchange Commission ("SEC")-which are available on our website at www.ourfirstfed.com and on the SEC’s website at www.sec.gov.

For More Information Contact:

Curt Queyrouze, President and Chief Executive Officer

Phyllis Nomura, Chief Financial Officer and EVP

IRGroup@ourfirstfed.com

360-457-0461

Note: Transmitted on Globe Newswire on December 10, 2025 at 7:00 a.m. PDT